Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2025 First Quarter Results
Company Reiterates FY 2025 Financial Guidance
Charleston, S.C. (April 30, 2025) — Blackbaud (NASDAQ: BLKB), the leading provider of software for powering social impact, today announced financial results for its first quarter ended March 31, 2025.
"Our strong first quarter results are a testament to our continued execution against our strategic initiatives to drive long-term profitable growth," said Mike Gianoni, president, CEO and vice chairman of the board of directors, Blackbaud. "Financially, we grew the top line on an organic basis, while making substantial progress towards improved profitability and returning capital through stock repurchases. Blackbaud is a much stronger company than it was just one year ago and remains the clear leader in the social impact software market. Our solid first quarter gives me confidence that Blackbaud is well positioned for 2025 and beyond as we aim to be a Rule of 45 company by 2030."
First Quarter 2025 Results Compared to First Quarter 2024 Results:
•GAAP total revenue was $270.7 million, down 3.1% (driven by divestiture of EVERFI) and non-GAAP organic revenue increased 5.8%.
•GAAP recurring revenue was $264.1 million, down 2.8% (driven by divestiture of EVERFI) and represented 97.6% of total revenue. Non-GAAP organic recurring revenue increased 5.8%.
•GAAP income from operations was $20.4 million, with GAAP operating margin of 7.5%, an increase of 370 basis points.
•Non-GAAP income from operations was $77.5 million, with non-GAAP operating margin of 28.6%, an increase of 270 basis points.
•GAAP net income was $4.9 million, with GAAP diluted earnings per share of $0.10, unchanged from prior year.
•Non-GAAP net income was $47.3 million, with non-GAAP diluted earnings per share of $0.96, up $0.03 per share.
•Non-GAAP adjusted EBITDA was $92.8 million, up $3.9 million, with non-GAAP adjusted EBITDA margin of 34.3%, an increase of 250 basis points.
•GAAP net cash provided by operating activities was $1.4 million, a decrease of $63.2 million, with GAAP operating cash flow margin of 0.5%, a decrease of 2,260 basis points (driven primarily by one-time or unusual items discussed below).
•Non-GAAP free cash flow was $(12.3) million, a decrease of $63.6 million, with non-GAAP free cash flow margin of (4.5)%, a decrease of 2,290 basis points (driven primarily by one-time or unusual items discussed below).
•Non-GAAP adjusted free cash flow was $(11.4) million, a decrease of $64.7 million, with non-GAAP adjusted free cash flow margin of (4.2)%, a decrease of 2,330 basis points (driven primarily by one-time or unusual items discussed below).
"I'm pleased with our first quarter financial performance to start the year," said Tony Boor, executive vice president and CFO, Blackbaud. “When backing out the divested EVERFI contribution in Q1 last year, non-GAAP organic revenue grew 5.8%. Non-GAAP adjusted EBITDA margin in the quarter was 34.3%, a 250 basis points increase year over year. We repurchased approximately 4% of common stock outstanding in the quarter, and free cash flow performance was in line with expectations, with the year-over-year decline driven by the previously discussed Washington D.C. lease cash release payment, increased interest expense, and fluctuations in the timing of vendor

PRESS RELEASE
payments. We remain committed to delivering an attractive financial investment balanced between top-line growth, profitability and cash flow, all of which are supported by our proven operating plan.”
An explanation of all non-GAAP financial measures referenced in this press release, including the Rule of 40, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•Blackbaud supported customers who raised millions of dollars for ongoing disaster relief and wildfire recovery efforts in Los Angeles, from nonprofits providing critical services to companies engaging their employees in matching gift programs.
•At its YourCause® Corporate Social Impact Summit in Dallas, Blackbaud showcased its latest innovation for corporate impact, including how YourCause is integrating AI, transforming the giving process, helping companies unleash generosity, and revolutionizing corporate social impact reporting.
•Blackbaud announced the launch of Blackbaud Integrated Payments, an expanded payment solution that will extend payment processing capability to third-party software providers and expedite giving from Blackbaud’s corporate customers and their employees to nonprofits.
•The company continued its global roll out of Blackbaud Donation Forms, launching Optimized Donation Forms for Blackbaud Raiser’s Edge NXT® users in Canada.
•The Blackbaud Institute released insights on 2024 Trends in Giving, revealing that charitable giving last year neared an all-time high, bringing giving totals back near pandemic-era highs.
•Blackbaud opened nominations for the 2025 Blackbaud Impact Awards, which will once again celebrate organizations and people achieving incredible results with Blackbaud software; award recipients will be recognized at bbcon 2025, taking place October 6-8 this year in Philadelphia.
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Financial Outlook
Blackbaud today reaffirmed its 2025 full year financial guidance:
•GAAP revenue of $1.115 billion to $1.125 billion
◦Organic revenue growth at constant currency of 4.5% to 5.4%
•Non-GAAP adjusted EBITDA margin of 34.9% to 35.9%
•Non-GAAP earnings per share of $4.16 to $4.35
•Non-GAAP adjusted free cash flow of $185 million to $195 million
Included in its 2025 full year financial guidance are the following updated assumptions:
•Non-GAAP annualized effective tax rate is expected to be approximately 24.5%
•Interest expense for the year is expected to be approximately $65 million to $69 million
•Fully diluted shares for the year are expected to be approximately 48.5 million to 49.5 million
•Capital expenditures for the year are expected to be approximately $55 million to $65 million, including approximately $50 million to $60 million of capitalized software development costs

PRESS RELEASE
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.
In order to provide a meaningful basis for comparison, Blackbaud uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, capital expenditures for property and equipment, plus cash outflows related to the previously disclosed Security Incident discovered in May 2020 (the "Security Incident"). Total costs related to the Security Incident exceeded the limit of our insurance coverage during the first quarter of 2022. In line with the company's policy, all associated costs due to third-party service providers and consultants, including legal fees, are expensed as incurred. Please refer to the section below titled "Non-GAAP Financial Measures" for more information on Blackbaud's use of non-GAAP financial measures.
Stock Repurchase Program
As of March 31, 2025, Blackbaud had approximately $545 million remaining under its common stock repurchase program that was expanded, replenished and reauthorized in July 2024.
Reclassifications
Our revenue from "recurring" and "one-time services and other" have been combined within "revenue" beginning in 2025 due to the immateriality of our one-time services and other revenue. In order to provide comparability between periods presented, our “recurring“ and “one-time services and other" revenue lines have been combined within “revenue" in the previously reported consolidated statements of comprehensive income to conform to the presentation of the current period. Similarly, "cost of recurring" and "cost of one-time services and other" have been combined within "cost of revenue" in the previously reported consolidated statements of comprehensive income to conform to the presentation of the current period.
Conference Call Details
What:    Blackbaud's 2025 First Quarter Conference Call
When:    April 30, 2025
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the leading software provider exclusively dedicated to powering social impact. Serving the nonprofit and education sectors, companies committed to social responsibility and individual change makers, Blackbaud's essential software is built to accelerate impact in fundraising, nonprofit financial management, digital giving, grantmaking, corporate social responsibility and education management. With millions of users and over $100 billion raised, granted or managed through Blackbaud platforms every year, Blackbaud's solutions are unleashing the potential of the people and organizations who change the world. Blackbaud has been named to Newsweek’s list of America’s Most Responsible Companies, Quartz’s list of Best Companies for Remote Workers and Forbes’ list of America’s Best Employers. A remote-first company, Blackbaud has operations in the United States, Australia, Canada, Costa Rica, India and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com, or follow us on X/Twitter, LinkedIn, Instagram, and Facebook.

PRESS RELEASE

Investor Contact
IR@blackbaud.com

Media Contact
media@blackbaud.com
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.

PRESS RELEASE
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment. In addition, and in order to provide a meaningful basis for comparison, Blackbaud also uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment, plus cash outflows related to the Security Incident. Blackbaud believes non-GAAP free cash flow and non-GAAP adjusted free cash flow provide useful measures of the company's operating performance. Non-GAAP free cash flow and Non-GAAP adjusted free cash flow are not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic recurring revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies, if any, acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision (benefit); depreciation; amortization of intangible assets from business combinations; amortization of software development costs; stock-based compensation; employee severance; acquisition and disposition-related costs; Security Incident-related costs; and impairment and disposition charges.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands, except per share amounts)	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$37,243	$67,628
Restricted cash	419,400	741,884
Accounts receivable, net of allowance of $5,660 and $5,228 at March 31, 2025 and December 31, 2024, respectively	78,105	83,539
Customer funds receivable	4,522	1,970
Prepaid expenses and other current assets	88,182	81,287
Total current assets	627,452	976,308
Property and equipment, net	85,031	91,926
Operating lease right-of-use assets	1,725	26,554
Software development costs, net	150,113	148,319
Goodwill	1,054,290	1,052,506
Intangible assets, net	126,338	132,881
Other assets	57,270	67,221
Total assets	$2,102,219	$2,495,715
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$46,435	$50,810
Accrued expenses and other current liabilities	45,124	75,543
Due to customers	422,780	742,340
Debt, current portion	23,350	23,875
Deferred revenue, current portion	326,209	359,529
Total current liabilities	863,898	1,252,097
Debt, net of current portion	1,182,343	1,051,110
Deferred tax liability	9,604	9,518
Deferred revenue, net of current portion	6,033	2,015
Operating lease liabilities, net of current portion	2,395	34,186
Other liabilities	4,771	4,796
Total liabilities	2,069,044	2,353,722
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 72,258,301 and 70,943,373 shares issued at March 31, 2025 and December 31, 2024, respectively; 48,515,315 and 49,245,588 shares outstanding at March 31, 2025 and December 31, 2024, respectively	72	71
Additional paid-in capital	1,319,562	1,291,442
Treasury stock, at cost; 23,742,986 and 21,697,785 shares at March 31, 2025 and December 31, 2024, respectively	(1,198,721)	(1,060,348)
Accumulated other comprehensive loss	(8,302)	(4,869)
Accumulated deficit	(79,436)	(84,303)
Total stockholders’ equity	33,175	141,993
Total liabilities and stockholders’ equity	$2,102,219	$2,495,715

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended March 31,
	2025	2024
Revenue	$270,661	$279,250
Cost of revenue	114,815	126,206
Gross profit	155,846	153,044
Operating expenses
Sales, marketing and customer success	44,644	50,865
Research and development	33,559	42,802
General and administrative	56,679	47,754
Amortization of intangible assets	534	904
Total operating expenses	135,416	142,325
Income from operations	20,430	10,719
Interest expense	(16,945)	(10,276)
Other income, net	2,105	3,347
Income before provision (benefit) for income taxes	5,590	3,790
Income tax provision (benefit)	723	(1,456)
Net income	$4,867	$5,246
Earnings per share
Basic	$0.10	$0.10
Diluted	$0.10	$0.10
Common shares and equivalents outstanding
Basic weighted average shares	48,429,061	52,052,370
Diluted weighted average shares	49,445,079	53,414,495
Other comprehensive (loss) income
Foreign currency translation adjustment	$3,259	$(1,185)
Unrealized (loss) gain on derivative instruments, net of tax	(6,692)	4,095
Total other comprehensive (loss) income	(3,433)	2,910
Comprehensive income	$1,434	$8,156

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
(dollars in thousands)	2025	2024
Cash flows from operating activities
Net income	$4,867	$5,246
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,647	30,095
Provision for credit losses and sales returns	788	305
Stock-based compensation expense	22,170	33,570
Deferred taxes	(221)	(12,239)
Amortization of deferred financing costs and discount	699	349
Loss on disposition of businesses	—	1,561
Other non-cash adjustments	(5,384)	—
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	4,770	3,844
Prepaid expenses and other assets	(5,330)	(3,265)
Trade accounts payable	(4,651)	23,086
Accrued expenses and other liabilities	(8,207)	7,912
Deferred revenue	(29,760)	(25,845)
Net cash provided by operating activities	1,388	64,619
Cash flows from investing activities
Purchase of property and equipment	(688)	(261)
Capitalized software development costs	(12,970)	(13,070)
Cash used in disposition of business	(12,235)	(1,179)
Net cash used in investing activities	(25,893)	(14,510)
Cash flows from financing activities
Proceeds from issuance of debt	216,200	339,800
Payments on debt	(85,523)	(79,343)
Employee taxes paid for withheld shares upon equity award settlement	(37,948)	(52,723)
Change in due to customers	(320,248)	(336,578)
Change in customer funds receivable	(2,483)	(3,197)
Purchase of treasury stock	(100,030)	(262,596)
Net cash used in financing activities	(330,032)	(394,637)
Effect of exchange rate on cash, cash equivalents and restricted cash	1,668	(860)
Net decrease in cash, cash equivalents and restricted cash	(352,869)	(345,388)
Cash, cash equivalents and restricted cash, beginning of period	809,512	728,257
Cash, cash equivalents and restricted cash, end of period	$456,643	$382,869
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	March 31, 2025	December 31, 2024
Cash and cash equivalents	$37,243	$67,628
Restricted cash	419,400	741,884
Total cash, cash equivalents and restricted cash in the statement of cash flows	$456,643	$809,512

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended March 31,
	2025	2024
GAAP Revenue	$270,661	$279,250

GAAP gross profit	$155,846	$153,044
GAAP gross margin	57.6%	54.8%
Non-GAAP adjustments:
Add: Stock-based compensation expense	2,698	3,774
Add: Amortization of intangibles from business combinations	7,052	14,663
Subtotal	9,750	18,437
Non-GAAP gross profit	$165,596	$171,481
Non-GAAP gross margin	61.2%	61.4%

GAAP income from operations	$20,430	$10,719
GAAP operating margin	7.5%	3.8%
Non-GAAP adjustments:
Add: Stock-based compensation expense	22,170	33,570
Add: Amortization of intangibles from business combinations	7,586	15,567
Add: Acquisition and disposition-related costs(1)	25,132	2,255
Add: Security Incident-related costs(2)	2,180	10,323
Subtotal	57,068	61,715
Non-GAAP income from operations	$77,498	$72,434
Non-GAAP operating margin	28.6%	25.9%

GAAP income before provision (benefit) for income taxes	$5,590	$3,790
GAAP net income	$4,867	$5,246

Shares used in computing GAAP diluted earnings per share	49,445,079	53,414,495
GAAP diluted earnings per share	$0.10	$0.10

Non-GAAP adjustments:
Add: GAAP income tax provision (benefit)	723	(1,456)
Add: Total non-GAAP adjustments affecting income from operations	57,068	61,715
Non-GAAP income before provision for income taxes	62,658	65,505
Assumed non-GAAP income tax provision(3)	15,351	16,049
Non-GAAP net income	$47,307	$49,456

Shares used in computing non-GAAP diluted earnings per share	49,445,079	53,414,495
Non-GAAP diluted earnings per share	$0.96	$0.93

(1)Includes charges of $24.3 million incurred during the three months ended March 31, 2025 related to the release from our lease for office space in Washington, DC (which was acquired as part of our acquisition of EVERFI in December 2021).
(2)Includes Security Incident-related costs incurred during the three months ended March 31, 2025 of $2.2 million, which included approximately $1.1 million in additional accruals of loss contingencies, and during the three months ended March 31, 2024 of $10.3 million, which included approximately $7.0 million in recorded liabilities for loss contingencies. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims, negotiated settlements and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program. As of March 31, 2025, we have recorded approximately $1.6 million in aggregate liabilities for loss contingencies based primarily on recent negotiations with certain plaintiffs and customers related to the Security Incident that we believe we can reasonably estimate. It is reasonably possible that our estimated or actual losses may change in the near term for those matters, but we believe that they are not reasonably likely, either separately or in the aggregate, to have a material adverse impact on our results of operations, cash flows or financial condition. There may be other Security Incident-related matters, which could, separately or in the aggregate, result in an adverse judgment, settlement, fine, penalty or other resolution, the amount, scope and timing of which we are currently unable to predict.
(3)We apply a non-GAAP effective tax rate of 24.5% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended March 31,
	2025	2024
GAAP revenue	$270,661	$279,250
GAAP revenue growth	(3.1)%
Less: Non-GAAP revenue from divested businesses(1)	—	(23,409)
Non-GAAP organic revenue(2)	$270,661	$255,841
Non-GAAP organic revenue growth	5.8%

Non-GAAP organic revenue(2)	$270,661	$255,841
Foreign currency impact on non-GAAP organic revenue(3)	298	—
Non-GAAP organic revenue on constant currency basis(3)	$270,959	$255,841
Non-GAAP organic revenue growth on constant currency basis	5.9%

GAAP recurring revenue	$264,050	$271,518
GAAP recurring revenue growth	(2.8)%
Less: Non-GAAP recurring revenue from divested businesses(1)	—	(22,054)
Non-GAAP organic recurring revenue(2)	$264,050	$249,464
Non-GAAP organic recurring revenue growth	5.8%

Non-GAAP organic recurring revenue(1)	$264,050	$249,464
Foreign currency impact on non-GAAP organic recurring revenue(3)	277	—
Non-GAAP organic recurring revenue on constant currency basis(3)	$264,327	$249,464
Non-GAAP organic recurring revenue growth on constant currency basis	6.0%
(1)Non-GAAP revenue from divested businesses excludes revenue associated with divested businesses in the prior period. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.
(2)Non-GAAP organic revenue and non-GAAP organic recurring revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue and non-GAAP organic recurring revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth are calculated.
(3)To determine non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended March 31,
	2025	2024
GAAP net income	$4,867	$5,246
Non-GAAP adjustments:
Add: Interest, net	15,290	8,228
Add: GAAP income tax provision (benefit)	723	(1,456)
Add: Depreciation	2,975	3,075
Add: Amortization of intangibles from business combinations	7,586	15,567
Add: Amortization of software development costs(1)	11,872	12,090
Subtotal	38,446	37,504
Non-GAAP EBITDA	$43,313	$42,750
Non-GAAP EBITDA margin(2)	16.0%

Non-GAAP adjustments:
Add: Stock-based compensation expense	$22,170	$33,570
Add: Acquisition and disposition-related costs(3)	25,132	2,255
Add: Security Incident-related costs(3)	2,180	10,323
Subtotal	49,482	46,148
Non-GAAP adjusted EBITDA	$92,795	$88,898
Non-GAAP adjusted EBITDA margin(4)	34.3%

Rule of 40(5)	40.1%

Non-GAAP adjusted EBITDA	$92,795	$88,898
Foreign currency impact on Non-GAAP adjusted EBITDA(6)	205	(415)
Non-GAAP adjusted EBITDA on constant currency basis(6)	$93,000	$88,483
Non-GAAP adjusted EBITDA margin on constant currency basis	34.3%

Rule of 40 on constant currency basis(7)	40.2%
(1)Includes amortization expense related to software development costs, and amortization expense from capitalized cloud computing implementation costs.
(2)Measured by GAAP revenue divided by non-GAAP EBITDA.
(3)See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(4)Measured by non-GAAP organic revenue divided by non-GAAP adjusted EBITDA.
(5)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(6)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.
(7)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis.

(dollars in thousands)	Three months ended March 31,
	2025	2024
GAAP net cash provided by operating activities	$1,388	$64,619
GAAP operating cash flow margin	0.5%	23.1%
Non-GAAP adjustments:
Less: purchase of property and equipment	(688)	(261)
Less: capitalized software development costs	(12,970)	(13,070)
Non-GAAP free cash flow	$(12,270)	$51,288
Non-GAAP free cash flow margin	(4.5)%	18.4%
Non-GAAP adjustments:
Add: Security Incident-related cash flows	852	2,028
Non-GAAP adjusted free cash flow	$(11,418)	$53,316
Non-GAAP adjusted free cash flow margin	(4.2)%	19.1%